Exhibit 99.2

ENABLING MISSION - CRITICAL IOT AMER I CAN RO B O TICS Q2 2021 Earnings Call

This presentation may contain "forward - looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning . Ondas Holdings Inc . (“Ondas” or the “Company”) cautions readers that forward - looking statements are predictions based on its current expectations about future events . These forward - looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict . The Company’s actual results, performance, or achievements could differ materially from those expressed or implied by the forward - looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”), in the Company’s Quarterly Reports on Form 10 - Q filed with the SEC, and in the Company’s other filings with the SEC . The Company undertakes no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law . 2 Di s c l aim e r

Management Team Reese Mozer CEO American Robotics Eric Brock Chairman & CEO Stewart Kantor President & CFO 3

Introduction | Key Highlights Made broad progress in strengthening the growth outlook for Ondas 4 ▪ Announced definitive agreement to acquire American Robotics on May 17th ▪ Transformative acquisition closed on August 5 th ▪ Received overwhelming shareholder support (99.7% of vote) ▪ Executed $51.5 million public offering to help fund ambitious growth plan ▪ Made significant progress with key business priorities ▪ Moved closer to FullMAX adoption with Class 1 Rails ▪ Expanded strategic partnership with Siemens ▪ Advanced network commercialization activity with AURA

Q2 2021 Earnings Call | Agenda Q 2 Review | Key Highlights Q 2 Review | Financial Results 2 H 202 1 & B e y o n d | O utlook Investor Q&A 5

Q2 Review | Financial Results 6 SELECT P&L DATA (Unaudited) 2021 2020 Revenues, net $ 887,432 $ 1,155,374 Cost of goods sold 580,675 540,585 Gross profit 306,757 614,789 Operating expenses: General and administration 2,495,271 2,490,257 Sales and marketing 196,149 132,370 Research and development 753,642 757,916 Total operating expenses 3,445,062 3,380,543 Operating loss (3,138,305) (2,765,754) SUPPLEMENTAL INFO: Stock - based Compensation 301,657 1,870,960 Three Months Ended June 30,

Q2 Review | Financial Results 7 SELECT P&L DATA First Half (Unaudited) 2021 2020 Revenues, net $ 2,052,196 $ 1,355,572 Cost of goods sold 1,136,025 721,677 Gross profit 916,171 633,895 Operating expenses: General and administration 4,904,124 3,398,844 Sales and marketing 383,521 681,388 Research and development 1,648,219 1,650,845 Total operating expenses 6,935,864 5,731,077 Operating loss (6,019,693) (5,097,182) SUPPLEMENTAL INFO: Stock - based Compensation 1,650,119 1,906,679

Q2 Review | Financial Results 8 (Unaudited) 2021 2020 Net cash used in operating activities $ (7,088,688) $ (2,765,865) Net cash used in investing activities (2,166,127) (9,290) Net cash provided by financing activities 41,744,187 666,091 Increase (Decrease) in cash 32,489,372 (2,109,064) Cash and cash equivalents, beginning 26,060,733 2,153,028 Cash and cash equivalents, end $ 58,550,105 $ 43,964 SELECT CASH FLOW DATA First Half

Q2 & Beyond | Outlook Q 2 202 1 | K e y E v e nt s A m e ri ca n Robotics Launched Scout System Œ expansion plan; Closed acquisition on August 5 th Rails N o t i f i e d o f M C - I o T Ra il L a b a w a r d (PO p e n d ing) Siemens Advancing product development with Siemens; Rail marketing Aura Transitional C2 network equipment development nearly complete 2 H 202 1 | O u t l o o k American Robotics Accelerate Scout Œ deployments; build Team to support scaled operations Rails T a r ge t c omm e r cia l d e pl o y m e nts f o r 90 0 MH z Siemens Target commercial orders for ATCS 900 MHz; Execute on multiple product d e ve l o p m e nt p r o g r am s Aura Support transitional C2 network; FAA commercialization 9

American Robotics | Highlights

Leadership



Reese Mozer
Founder & CEO
M.S., Carnegie Mellon



Dr. Vijay Somandepalli
Founder & CTO
Ph.D., Stanford

Acquisition closed August 5th

The only company approved by FAA to operate fully-automated drone without humans on-site

- Fully automated, end-to-end industrial-grade drone system
- Exclusive set of FAA approvals to operate autonomously without humans on-site
- High margin, recurring revenue Robot-as-a-Service (RAAS) business model with $100B+ TAM[1]
- Unique, full stack IP portfolio critical to real-world autonomy
- Deep customer pipeline in industrial and agricultural markets





(1) PWC, 2016

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American Robotics | Ready to Launch ▪ Launched growth plan in May 2020 after receiving initial cash infusion from Ondas ▪ Strong customer pipeline; pent up demand ▪ Announced two purchase orders with strategically important customers ▪ Hiring plan in motion; build team and scale infrastructure to support fleet - level deployments 11

Q2 Review | Key Highlights

Made broad progress in strengthening the growth outlook for Ondas

ONDAS Holdings, Inc.	**Balance Sheet**	| $51.5 million public offering
	Acquisition	| Announced strategic acquisition in May; closed August 5th
	Rails	| Notified of MC-IoT Rail Lab award (PO pending); platform adoption moving closer
SIEMENS	**Siemens**	| Advancing product development with Siemens; Rail marketing
AURA NETWORK SYSTEMS	**AURA**	| Transitional C2 network equipment development nearly complete

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Q&A 13 Summary | Q&A

ENABLING MISSION - CRITICAL IOT AMER I CAN RO B O TICS Q2 2021 Earnings Call